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                                  EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to LJL BioSystems, Inc. 1994 Equity Incentive Plan, LJL BioSystems, Inc. 1997 Stock Plan and LJL BioSystems, Inc. 1998 Directors' Stock Option Plan of Molecular Devices Corporation, of our report dated January 18, 2000 with respect to the consolidated financial statements and schedule of Molecular Devices Corporation, included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

Palo Alto, California                                      /s/ Ernst & Young LLP
September 5, 2000